SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED OCTOBER 28, 2002
(To Prospectus dated October 28, 2002)


                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                                Home Loans, Inc.
                                     Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer

                         Alternative Loan Trust 2002-16
                                     Issuer

               Mortgage Pass-Through Certificates, Series 2002-29

                                 --------------

The Class PO               The Class PO Certificates
Certificates
represent                  o        This supplement relates to the offering of
obligations of the                  the Class PO Certificates of the series
trust only and do                   referenced above. This supplement does not
not represent an                    contain complete information about the
interest in or                      offering of the Class PO Certificates.
obligation of CWMBS,                Additional information is contained in the
Inc., Countrywide                   prospectus supplement dated October 28,
Home Loans, Inc.,                   2002, prepared in connection with the
Countrywide Home                    offering of the offered certificates of the
Loans Servicing LP,                 series referenced above and in the
or any of their                     prospectus of the depositor dated October
affiliates.                         28, 2002. You are urged to read this
                                    supplement, the prospectus supplement and
This supplement may                 the prospectus in full.
be used to offer and
sell the offered           o        As of February 25, 2003, the class
certificates only if                certificate balance of the Class PO
accompanied by the                  Certificates was approximately $863,765.
prospectus
supplement and the         o        Exhibit 1 to this supplement is the monthly
prospectus.                         statement made available to holders of the
                                    Class PO Certificates on the February 25,
                                    2003 distribution date.

                           o This supplement also modifies the "Method of Distribution" section on page S-61 of the prospectus supplement and the "Yield, Prepayment and Maturity Considerations" section on page S-45 of the prospectus supplement as described on the next page.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

March 31, 2003

                             ADDITIONAL INFORMATION

         You should purchase the Class PO Certificates only if you have read this supplement and the following documents:

         o the prospectus supplement, dated October 28, 2002 (the "Prospectus Supplement"), prepared in connection with the offering of the offered certificates of the series referenced above, which is attached to, and forms a part of this supplement; and

         o the prospectus of the depositor, dated October 28, 2002, which is attached to, and forms a part of this supplement.

                           DESCRIPTION OF COLLATERAL

Reports to Certificateholders

         The monthly statement furnished to the Certificateholders on the February 25, 2003 Distribution Date (the "Certificate Date") is included herein as Exhibit 1.

                             METHOD OF DISTRIBUTION

         Pursuant to a Placement Agency Agreement, dated as of March 31, 2003, between Countrywide Securities Corporation and Countrywide Home Loans, Inc., Countrywide Securities Corporation has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and Countrywide Home Loans, Inc. has agreed to sell the Class PO Certificates through Countrywide Securities Corporation. Sales will be made at prices relating to the prevailing prices at the time of sale.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

         The information set forth in the following table has been prepared on the basis of the structuring assumptions contained in the Prospectus Supplement, that the Class PO Certificates have the class certificate balance described on the cover to this supplement, that the closing date for the purchase of the Class PO Certificates is March 31, 2003, and the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 72.0%.

         Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                Percentage of the Prepayment Assumption
                        ------------------------------------------------------
Class                      0%         50%        100%        150%        200%
-----                   -------     -------    -------     -------     -------
Class PO............      2.2%       13.9%      23.8%       32.1%       39.4%

         It is unlikely that the Discount mortgage loans will have the precise characteristics described in this supplement or that the Discount mortgage loans will all prepay at the same rate until maturity or that all of the Discount mortgage loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount mortgage loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Discount mortgage loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

                                   EXHIBIT 1

                                   [Attached]

  THE
BANK OF
  NEW
  YORK
101 Barclay Street                               Distribution Date:     2/25/03
New York, NY 10286
attn:  Courtney Bartholomew
       212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-29


                                           Certificateholder Monthly Distribution Summary
-----------------------------------------------------------------------------------------------------------------------------------
                                   Certificate                     Pass                                                  Current
                         Class         Rate        Beginning     Through      Principal       Interest        Total     Realized
 Class      Cusip     Description      Type          Balance     Rate (%)   Distribution    Distribution  Distribution   Losses
-----------------------------------------------------------------------------------------------------------------------------------
   A1     12669DFG8    Senior      Fix-30/360    99,429,653.50    4.000000   1,547,314.39    331,432.18    1,878,746.57      -
   A2     12669DFH6    Senior      Var-30/360    79,543,721.46    1.802500   1,237,851.49    119,481.30    1,357,332.79      -
   A3     12669DFJ2   Strip IO     Var-30/360    79,543,721.46    6.697500              -    443,953.40      443,953.40      -
   A4     12669DFK9    Senior      Fix-30/360    36,000,000.00    6.000000              -    180,000.00      180,000.00      -
   A5     12669DFL7    Senior      Fix-30/360    23,231,000.00    6.000000              -    116,155.00      116,155.00      -
   A6     12669DFM5    Senior      Var-30/360    17,733,715.99    2.702500   6,840,077.47     39,937.81    6,880,015.27      -
   A7     12669DFN3    Senior      Var-30/360     5,911,238.66   15.892500   2,280,025.82     78,286.97    2,358,312.79      -
   A8     12669DFP8    Senior      Fix-30/360    14,000,000.00    6.000000              -     70,000.00       70,000.00      -
   PO     12669DFQ6   Strip PO     Fix-30/360       865,792.09    0.000000       2,027.52             -        2,027.52      -
   AR     12669DFR4    Senior      Fix-30/360                -    6.000000              -             -               -      -
-----------------------------------------------------------------------------------------------------------------------------------
    M     12669DFS2    Junior      Fix-30/360     5,539,931.07    6.000000       5,022.38     27,699.66       32,722.04      -
   B1     12669DFT0    Junior      Fix-30/360     2,695,101.60    6.000000       2,443.32     13,475.51       15,918.83      -
   B2     12669FDU7    Junior      Fix-30/360     1,796,734.40    6.000000       1,628.88      8,983.67       10,612.55      -
   B3     12669DGY8    Junior      Fix-30/360       898,367.20    6.000000         814.44      4,491.84        5,306.28      -
   B4     12669DGZ5    Junior      Fix-30/360       898,367.20    6.000000         814.44      4,491.84        5,306.28      -
   B5     12669DHA9    Junior      Fix-30/360       899,191.06    6.000000         815.13      4,495.96        5,311.09   0.06
-----------------------------------------------------------------------------------------------------------------------------------
 Totals                                         289,442,814.23              11,918,835.28  1,442,885.14   13,361,720.41   0.06
-----------------------------------------------------------------------------------------------------------------------------------


---------------------------------------
                             Cumulative
                Ending        Realized
 Class          Balance        Losses
---------------------------------------
   A1        97,882,339.11          -
   A2        78,305,869.97          -
   A3        78,305,869.97          -
   A4        36,000,000.00          -
   A5        23,231,000.00          -
   A6        10,893,638.52          -
   A7         3,631,212.84          -
   A8        14,000,000.00          -
   PO           863,764.57          -
   AR                    -          -
--------------------------------------
    M         5,534,908.69          -
   B1         2,692,658.28          -
   B2         1,795,105.52          -
   B3           897,552.76          -
   B4           897,552.76          -
   B5           898,375.88       0.08
--------------------------------------
 Totals     277,523,978.90       0.08
--------------------------------------



                                                    Principal Distribution Detail
------------------------------------------------------------------------------------------------------------------------------
                        Original           Beginning       Scheduled                  Unscheduled       Net        Current
                       Certificate        Certificate      Principal       Accretion    Principal     Principal    Realized
 Class     Cusip        Balance             Balance       Distribution     Principal   Adjustments  Distribution     Losses
------------------------------------------------------------------------------------------------------------------------------
  A1     12669DFG8    104,157,223.00     99,429,653.50    1,547,314.39        -            -        1,547,314.39         -
  A2     12669DFH6     83,325,777.00     79,543,721.46    1,237,851.49        -            -        1,237,851.49         -
  A3     12669DFJ2     83,325,777.00     79,543,721.46               -        -            -                   -         -
  A4     12669DFK9     36,000,000.00     36,000,000.00               -        -            -                   -         -
  A5     12669DFL7     23,231,000.00     23,231,000.00               -        -            -                   -         -
  A6     12669DFM5     19,064,250.00     17,733,715.99    6,840,077.47        -            -        6,840,077.47         -
  A7     12669DFN3      6,354,750.00      5,911,238.66    2,280,025.82        -            -        2,280,025.82         -
  A8     12669DFP8     14,000,000.00     14,000,000.00               -        -            -                   -         -
  PO     12669DFQ6      1,116,074.64        865,792.09        2,027.52        -            -            2,027.52         -
  AR     12669DFR4            100.00                 -               -        -            -                   -         -
------------------------------------------------------------------------------------------------------------------------------
   M     12669DFS2      5,550,000.00      5,539,931.07        5,022.38        -            -            5,022.38         -
  B1     12669DFT0      2,700,000.00      2,695,101.60        2,443.32        -            -            2,443.32         -
  B2     12669FDU7      1,800,000.00      1,796,734.40        1,628.88        -            -            1,628.88         -
  B3     12669DGY8        900,000.00        898,367.20          814.44        -            -              814.44         -
  B4     12669DGZ5        900,000.00        898,367.20          814.44        -            -              814.44         -
  B5     12669DHA9        900,825.36        899,191.06          815.13        -            -              815.13      0.06
------------------------------------------------------------------------------------------------------------------------------
Totals                300,000,000.00    289,442,814.23   11,918,835.28        -            -       11,918,835.28      0.06
------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------
                Ending            Ending
              Certificate       Certificate
 Class          Balance           Factor
---------------------------------------------
  A1          97,882,339.11     0.93975565294
  A2          78,305,869.97     0.93975565294
  A3          78,305,869.97     0.93975565294
  A4          36,000,000.00     1.00000000000
  A5          23,231,000.00     1.00000000000
  A6          10,893,638.52     0.57141710389
  A7           3,631,212.84     0.57141710389
  A8          14,000,000.00     1.00000000000
  PO             863,764.57     0.77393082666
  AR                      -     0.00000000000
---------------------------------------------
   M           5,534,908.69     0.99728084484
  B1           2,692,658.28     0.99728084484
  B2           1,795,105.52     0.99728084484
  B3             897,552.76     0.99728084484
  B4             897,552.76     0.99728084484
  B5             898,375.88     0.99728084484
---------------------------------------------
Totals       277,523,978.90
---------------------------------------------



                                                    Interest Distribution Detail
-----------------------------------------------------------------------------------------------------------------------------------
           Beginning        Pass         Accrued   Cumulative                 Total           Net       Unscheduled
          Certificate      Through       Optimal     Unpaid      Deferred    Interest      Prepayment     Interest        Interest
 Class      Balance        Rate (%)      Interest   Interest     Interest      Due       Int Shortfall  Adjustments        Paid
-----------------------------------------------------------------------------------------------------------------------------------
  A1     99,429,653.50     4.000000     331,432.18     -           -         331,432.18        -            -           331,432.18
  A2     79,543,721.46     1.802500     119,481.30     -           -         119,481.30        -            -           119,481.30
  A3     79,543,721.46     6.697500     443,953.40     -           -         443,953.40        -            -           443,953.40
  A4     36,000,000.00     6.000000     180,000.00     -           -         180,000.00        -            -           180,000.00
  A5     23,231,000.00     6.000000     116,155.00     -           -         116,155.00        -            -           116,155.00
  A6     17,733,715.99     2.702500      39,937.81     -           -          39,937.81        -            -            39,937.81
  A7      5,911,238.66    15.892500      78,286.97     -           -          78,286.97        -            -            78,286.97
  A8     14,000,000.00     6.000000      70,000.00     -           -          70,000.00        -            -            70,000.00
  PO        865,792.09     0.000000              -     -           -                  -        -            -                    -
  AR                 -     6.000000              -     -           -                  -        -            -                    -
-----------------------------------------------------------------------------------------------------------------------------------
   M      5,539,931.07     6.000000      27,699.66     -           -          27,699.66        -            -            27,699.66
  B1      2,695,101.60     6.000000      13,475.51     -           -          13,475.51        -            -            13,475.51
  B2      1,796,734.40     6.000000       8,983.67     -           -           8,983.67        -            -             8,983.67
  B3        898,367.20     6.000000       4,491.84     -           -           4,491.84        -            -             4,491.84
  B4        898,367.20     6.000000       4,491.84     -           -           4,491.84        -            -             4,491.84
  B5        899,191.06     6.000000       4,495.96     -           -           4,495.96        -            -             4,495.96
-----------------------------------------------------------------------------------------------------------------------------------
Totals  289,442,814.23                1,442,885.14     -           -       1,442,885.14        -            -         1,442,885.14
-----------------------------------------------------------------------------------------------------------------------------------



                                                     Current Payment Information
                                                         Factors per $1,000
-----------------------------------------------------------------------------------------------------------------------------------
                              Original        Beginning Cert.                                         Ending Cert.          Pass
                            Certificate          Notional          Principal        Interest           Notional            Through
 Class         Cusip          Balance            Balance         Distribution      Distribution         Balance           Rate (%)
-----------------------------------------------------------------------------------------------------------------------------------
  A1         12669DFG8    104,157,223.00       954.611217870       14.855564931     3.182037393       939.755652939      4.000000
  A2         12669DFH6     83,325,777.00       954.611217870       14.855564931     1.433905600       939.755652939      1.802500
  A3         12669DFJ2     83,325,777.00       954.611217870        0.000000000     5.327923860       939.755652939      6.697500
  A4         12669DFK9     36,000,000.00      1000.000000000        0.000000000     5.000000000      1000.000000000      6.000000
  A5         12669DFL7     23,231,000.00      1000.000000000        0.000000000     5.000000000      1000.000000000      6.000000
  A6         12669DFM5     19,064,250.00       930.207901688      358.790797795     2.094905712       571.417103893      2.702500
  A7         12669DFN3      6,354,750.00       930.207901688      358.790797795    12.319440898       571.417103893     15.892500
  A8         12669DFP8     14,000,000.00      1000.000000000        0.000000000     5.000000000      1000.000000000      6.000000
  PO         12669DFQ6      1,116,074.64       775.747482413        1.816655754     0.000000000       773.930826659      0.000000
  AR         12669DFR4            100.00         0.000000000        0.000000000     0.000000000         0.000000000      6.000000
----------------------------------------------------------------------------------------------------------------------------------
   M         12669DFS2      5,550,000.00       998.185778998        0.904934160     4.990928895       997.280844838      6.000000
  B1         12669DFT0      2,700,000.00       998.185778998        0.904934160     4.990928895       997.280844838      6.000000
  B2         12669FDU7      1,800,000.00       998.185778998        0.904934160     4.990928895       997.280844838      6.000000
  B3         12669DGY8        900,000.00       998.185778998        0.904934160     4.990928895       997.280844838      6.000000
  B4         12669DGZ5        900,000.00       998.185778998        0.904934160     4.990928895       997.280844838      6.000000
  B5         12669DHA9        900,825.36       998.185778997        0.904870880     4.990928895       997.280844838      6.000000
----------------------------------------------------------------------------------------------------------------------------------
Totals                    300,000,000.00       964.809380767       39.729450933     4.809617133       925.079929667
----------------------------------------------------------------------------------------------------------------------------------


  THE
BANK OF
  NEW
 YORK
101 Barclay Street
New York, NY 10286
attn:  Courtney Bartholomew
       212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-29

Pool Level Data
Distribution Date                                                    2/25/2003
Cut-off Date                                                         10/1/2002
Determination Date                                                    2/1/2003
Accrual Period 30/360                               Begin             1/1/2003
                                                    End               2/1/2003
Number of Days in 30/360 Accrual Period                                     30


------------------------------------------------------------------------------
  Collateral Information
------------------------------------------------------------------------------
Group 1
Cut-Off Date Balance                                                                                         300,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                            289,442,814.25
Ending Aggregate Pool Stated Principal Balance                                                               277,523,978.90

Beginning Aggregate Certificate Stated Principal Balance                                                     289,442,814.25
Ending Aggregate Certificate Stated Principal Balance                                                        277,523,978.90

Beginning Aggregate Loan Count                                                                                          697
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                          28
Ending Aggregate Loan Count                                                                                             669

Beginning Weighted Average Loan Rate (WAC)                                                                        6.762032%
Ending Weighted Average Loan Rate (WAC)                                                                           6.752810%

Beginning Net Weighted Average Loan Rate                                                                          5.982053%
Ending Net Weighted Average Loan Rate                                                                             5.981326%

Weighted Average Maturity (WAM) (Months)                                                                                352

Servicer Advances                                                                                                 45,137.10

Aggregate Pool Prepayment                                                                                     11,656,278.07
Pool Prepayment Rate                                                                                            38.9645 CPR



------------------------------------------------------------------------------
 Certificate Information
------------------------------------------------------------------------------
Group 1
Senior Percentage                                                                                            95.5894989665%
Senior Prepayment Percentage                                                                                100.0000000000%

Subordinate Percentage                                                                                        4.4105010335%
Subordinate Prepayment Percentage                                                                             0.0000000000%

Certificate Account

Beginning Balance                                                                                                         -

Deposit
Payments of Interest and Principal                                                                            13,540,509.67
Liquidation Proceeds                                                                                                      -
All Other Proceeds                                                                                                        -
Other Amounts                                                                                                             -
Total Deposits                                                                                                13,540,509.67

Withdrawals
Reimbursement of Servicer Advances                                                                                        -
Payment of Master Servicer Fees                                                                                   53,127.88
Payment of Sub Servicer Fees                                                                                              -
Payment of Other Fees                                                                                            125,661.39
Payment of Insurance Premium(s)                                                                                           -
Payment of Personal Mortgage Insurance                                                                                    -
Other Permitted Withdrawal per the Pooling and Service Agreement                                                          -
Payment of Principal and Interest                                                                             13,361,720.40
Total Withdrawals                                                                                             13,540,509.67

Ending Balance                                                                                                   125,661.39

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                          7,172.70
Compensation for Gross PPIS from Servicing Fees                                                                           -
Other Gross PPIS Compensation                                                                                             -
Total Net PPIS (Non-Supported PPIS)                                                                                7,172.70

Master Servicing Fees Paid                                                                                        53,127.88
Insurance Premium(s) Paid                                                                                                 -
Personal Mortgage Insurance Fees Paid                                                                                     -
Other Fees Paid                                                                                                  125,661.39
Total Fees                                                                                                       178,789.27


------------------------------------------------------------------------------
        Delinquency Information
------------------------------------------------------------------------------
Group 1

Delinquency                                           30-59 Days     60-89 Days            90+ Days                 Totals
Scheduled Principal Balance                         5,084,000.87     794,031.65          394,926.49           6,272,959.01
Percentage of Total Pool Balance                       1.831914%      0.286113%           0.142304%              2.260330%
Number of Loans                                               14              2                   1                     17
Percentage of Total Loans                              2.092676%      0.298954%           0.149477%              2.541106%

Foreclosure
Scheduled Principal Balance                                                                                              -
Percentage of Total Pool Balance                                                                                 0.000000%
Number of Loans                                                                                                          0
Percentage of Total Loans                                                                                        0.000000%

REO
Scheduled Principal Balance                                                                                              -
Percentage of Total Pool Balance                                                                                 0.000000%
Number of Loans                                                                                                          0
Percentage of Total Loans                                                                                        0.000000%

Book Value of all REO Loans                                                                                              -
Percentage of Total Pool Balance                                                                                 0.000000%

Current Realized Losses                                                                                                  -
Additional Gains (Recoveries)/Losses                                                                                     -
Total Realized Losses                                                                                                    -


-------------------------------------------------------------------------------
         Subordination/Credit Enhancement Information
-------------------------------------------------------------------------------

Protection                                                                                 Original                Current
Bankruptcy Loss                                                                          100,000.00             100,000.00
Bankruptcy Percentage                                                                     0.033333%              0.036033%
Credit/Fraud Loss                                                                      3,000,000.00           3,000,000.00
Credit/Fraud Loss Percentage                                                              1.000000%              1.080988%
Special Hazard Loss                                                                    3,000,000.00           2,894,428.14
Special Hazard Loss Percentage                                                            1.000000%              1.042947%

Credit Support                                                                             Original                Current
Class A                                                                              287,249,174.64         264,807,825.01
Class A Percentage                                                                       95.749725%             95.417998%

Class M                                                                                5,550,000.00           5,534,908.69
Class M Percentage                                                                        1.850000%              1.994389%

Class B1                                                                               2,700,000.00           2,692,658.28
Class B1 Percentage                                                                       0.900000%              0.970243%

Class B2                                                                               1,800,000.00           1,795,105.52
Class B2 Percentage                                                                       0.600000%              0.646829%

Class B3                                                                                 900,000.00             897,552.76
Class B3 Percentage                                                                       0.300000%              0.323414%

Class B4                                                                                 900,000.00             897,552.76
Class B4 Percentage                                                                       0.300000%              0.323414%

Class B5                                                                                 900,825.36             898,375.88
Class B5 Percentage                                                                       0.300275%              0.323711%

